Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-201440) pertaining to the Fiat Chrysler Automobiles N.V. Equity Incentive Plan and the Fiat Chrysler Automobiles N.V. Remuneration Policy of Fiat Chrysler Automobiles N.V.,
2.Registration Statement (Form S-8 No. 333-255128) pertaining to the Rollover Plans (as defined therein) of Stellantis N.V., and
3.Registration Statement (Form S-8 No. 333-255788) pertaining to the Stellantis N.V. Equity Incentive Plan 2021 - 2025 of Stellantis N.V.;
of our reports dated February 25, 2022, with respect to the consolidated financial statements of Stellantis N.V. and the effectiveness of internal control over financial reporting of Stellantis N.V. included in this annual report on Form 20-F of Stellantis N.V. (formerly, Fiat Chrysler Automobiles N.V.) for the year ended December 31, 2021.
/s/ EY S.p.A.
Turin, Italy
February 25, 2022